Exhibit 99.1

Federal Home Loan Bank
NEW YORK

2016 ANNUAL REPORT TO MEMBERS

Focusing On Our Members

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Table of Contents

FOCUSING ON STRATEGY 2

A MESSAGE TO OUR MEMBERS....3

FOCUSING ON PERFORMANCE 8

2016 BUSINESS UPDATE....10

FINANCIAL HIGHLIGHTS....11

FOCUSING ON PARTNERSHIP 14

YOUR STRATEGIC PARTNER....18

A HISTORIC WELCOME TO THE COOPERATIVE....19

A COMPETITIVE EDGE IN LENDING....20

PRODUCTS TO STRENGTHEN OUR COMMUNITIES....22

TOOLS TO EXPAND HOMEOWNERSHIP....24

FOCUSING ON DIRECTION 26

BOARD OF DIRECTORS....28

EXECUTIVE LEADERSHIP....29

FHLBNY OFFICERS....30

FHLBNY EMPLOYEES' COMMUNITY OUTREACH....32

TO OUR MEMBERS

On October 12, 2016, the Federal Home Loan Bank of New York hosted a Community Pillar award ceremony to recognize M&T Bank for its ongoing dedication to supporting the community and creating affordable housing opportunities.

The event was held in Buffalo, NY, at Hope Gardens, which provides 20 units of permanent, supportive housing for women who have experienced chronic homelessness. In 2011, M&T Bank had submitted an Affordable Housing Program (AHP) grant application on behalf of Hope Gardens, and in 2012, we partnered to award the project a $280,000 grant. The ceremony had been a success: AHP grant recipients from across the region mixed with elected officials and non-profit housing leaders in Hope Garden’s beautiful courtyard on a warm and sunny fall day. Awards had been handed out, the scheduled speakers had all given their remarks and photographs had been taken. All that was left on the program was a tour of Hope Gardens itself for all those who were interested. However, before the event had concluded, an unscheduled speaker took the podium – a resident of Hope Gardens, one of the formerly homeless women for whom the homes had been built. Through tears, she thanked everyone in attendance for contributing to the creation of Hope Gardens. She said that the attendees had helped give her a stable home, and that Hope Gardens had saved her life.

At the Federal Home Loan Bank of New York (FHLBNY), it is our mission to help advance housing opportunity and local community development by supporting our members in serving their markets. A moment like the unexpected one at the podium at Hope Gardens drives home the actual impact our mission has, and how vital it is that we do this work. In 2016, we acted on our mission each and every day.

We take pride in being a reliable partner for our members. Just as your customers rely on you to make the loans that allow them to become homeowners, grow their business or send their children to college, so too do our members rely on us to help meet their funding needs. Our advances are at the center of this reliability. Members expect advances to be available at all times, regardless of the operating environment. And in 2016, that operating environment was often challenging and uncertain. Globally, nationally and locally, instability and change helped shape the year and, occasionally, roiled the markets. But despite all the change 2016 brought, one thing remained the same: the reliability of the FHLBNY. In the often chaotic operating environment of 2016, in which the markets frequently presented challenges, the dependability of our franchise as a funding source for our members was evident in our advance activity: advances grew steadily through the year, ultimately reaching record levels, a volume of business not seen since the height of the financial crisis eight years ago. For the year, we grew our advances by $15.4 billion, closing out 2016 with $109.3 billion in funds flowing through communities across our region.

Our reliability was not only evident in our advances. It was also reflected in our performance, which was strong throughout 2016, with $401.2 million in net income for the year. Though our 2016 income was down slightly from 2015, when significant member prepayment activity during the fourth quarter bolstered our results, our 2016 performance resulted in the third-highest earnings in the FHLBNY’s history. Our reliability was also seen in the return we provided on your investment in the cooperative. In all four quarters of 2016, the FHLBNY declared a consistent and attractive dividend, returning $286.6 million to our members for a full-year dividend rate of 5.00 percent.

A MESSAGE TO OUR MEMBERS

Our strong performance was reflective of the Federal Home Loan Bank System as a whole, which also performed well throughout 2016. All 11 Federal Home Loan Banks were profitable in 2016, and the System reported a full-year net income of $3.4 billion – a 19 percent increase from 2015. Most importantly, System advances grew by 11 percent – the fourth consecutive year in which advances grew by more than 10 percent – to finish the year at $705.2 billion.

Our strong performance also allows us to remain a reliable partner for the community through our Community Investment programs, which are funded with our earnings. In 2016, we substantially increased our outreach initiatives around these programs – leading a number of educational sessions with members and non-profit organizations to discuss our programs. As a result of this outreach, as well as limited availability of funding from other sources, the 2016 AHP round yielded the highest number of project applications submitted for a single AHP funding round in the history of our program. In 2016, we awarded a total of $34.4 million in AHP grants to help fund 42 housing initiatives. We also set aside $44.8 million from our 2016 earnings to fund grants in 2017. We continued to support new homeowners through our First Home Clubsm (FHC), providing $13 million in funds in 2016 to help more than 1,600 households become homeowners. In 2016, we targeted our outreach efforts to members which were not participating in the FHC, resulting in 11 new active member participants. Our Community Investment programs offer our members additional ways in which you are able to make an immediate, significant and lasting impact in the communities you serve. We saw that impact at Hope Gardens, and we see it every day in communities across our region.

Of course, our franchise is more than just our products, programs and profits. It’s also our people. In fact, our franchise’s stability starts with our people. We have more than 100 employees, out of a total of 280, with at least ten years of service to the FHLBNY, 35 of whom have been here for at least 20 years. In 2016, nine colleagues marked their tenth year of service, and three reached 20 years at our cooperative. Our management team has a combined total of 178 years of service to the Federal Home Loan Bank System, and our employees average nine years with the FHLBNY. This longevity results in a team that is dedicated to our mission, knowledgeable of our market and well-equipped to meet member needs and enhance member value.

Enhancing member value is the central focus for our team. In the pages of this annual report, we have highlighted various initiatives, activities and achievements from 2016 aimed at improving the member experience, ensuring the dependability of our partnership with our members, and increasing the value of membership in the FHLBNY. And the work continues in 2017, when we expect our new

Above Image:

FHLBNY Community Pillar award ceremony for M&T Bank.

In Image (left to right):

Marlies A. Wesolowski

Executive Director for the

Lt. Col. Matt Urban Human Services

Center of W.N.Y.

José R. González

President and CEO, FHLBNY

Robert G. Wilmers

CEO and Chairman, M&T Bank

Kate Bukowski

Vice President, M&T Bank

A MESSAGE TO OUR MEMBERS

“We take pride in being a reliable partner for our members. Just as your customers rely on you to make the loans that allow them to become homeowners, grow their business or send their children to college, so too do our members rely on us to help meet your funding needs.”

A MESSAGE TO OUR MEMBERS

Member Services Desk to become fully operational, streamlining processes across the FHLBNY to more quickly respond to member liquidity needs. We will also continue to upgrade our technology and systems to improve the member experience. And we will do so from our new and more modern New York headquarters, which will foster even more employee collaboration when we move in mid-2017.

Most importantly, we continue to work to ensure that all of our members are able to maximize their membership in the FHLBNY. Through their use of our products and programs, our members drive our franchise. In the pages of this Annual Report, we have included testimonials from a diverse range of members, all of whom share their thoughts on the value and importance of their membership in our cooperative.

Our thoughts often return to that moment at the end of the awards ceremony at Hope Gardens, when that unscheduled speaker said that we had helped save her life. Under a brilliant Buffalo sky, our mission had been validated and our purpose had never been more clear. Our cooperative exists to serve our members, to offer a reliable source of funding to help all 328 institutions meet the needs of the communities they serve. By serving our members, we are able to serve the community. That is a tremendous honor, one which we were proud to act on throughout 2016.

Michael M. Horn Chairman	José R. González President and CEO

2016 BUSINESS UPDATE

Strong advance activity, coupled with consistent performance, positions the FHLBNY as a reliable partner for our members. In 2016, the FHLBNY continued to focus on ways members can achieve the most value from membership, and to communicate the strength of our cooperative.

We strive to be responsive to members’ evolving needs and market movements, innovative in our products offerings and diligent with uncovering ways to responsibly improve lendable value so members have the right liquidity for their everyday needs and balance sheet management.

In the final days of 2015, we announced our new advance prepayment Rebate Program which provides members with a cash rebate on a portion of the fees paid relating to the early extinguishment of eligible advances. In early 2016, we launched the Symmetrical Prepayment Advance feature — an enhancement to our prepayment methodology that gives members greater flexibility in a rising rate environment. These changes were spearheaded by our internal Products, Services and Membership Committee (PSMC) as part of an effort to uncover ways to further develop, broaden and refine the FHLBNY’s product offerings. During 2016 and to date, the PSMC has been vetting new products and enhancing existing products to fulfill member needs and offer potential growth opportunities. The PSMC also established a new Member Services Desk to streamline processes across the FHLBNY to more quickly respond to member’s liquidity needs and improve the overall member experience.

Personal contact and engagement with our members is a key area of focus to help drive business. Consistent and targeted outreach is important to help ensure full awareness and understanding of our business, the breadth of benefits our products and services offer, and the strategic ways members can utilize them. In 2016, the FHLBNY delivered more than one hundred educational presentations reaching members, trade associations, regulators, housing associates and other financial industry constituents.

We take great pride in being a strategic partner for our members, and our members’ loyalty will continue to fortify our cooperative.

FINANCIAL HIGHLIGHTS

(Dollars in millions)	2016	2015	2014	2013	2012
SELECTED BALANCES AT YEAR-END
Total Assets	$143,606	$123,239	$132,825	$128,333	$102,989
Advances	109,257	93,874	98,797	90,765	75,888
Investments	30,864	26,167	25,201	20,084	17,459
Mortgage Loans	2,747	2,524	2,129	1,928	1,843
Capital Stock	6,308	5,585	5,580	5,571	4,797
Retained Earnings	1,412	1,270	1,083	999	894
ANNUAL OPERATING RESULTS
Net Income	$401	$415	$315	$305	$361
Dividends Paid	259	228	231	200	213
Dividend Rate	4.73%	4.22%	4.19%	4.12%	4.63%
PERFORMANCE RATIOS
Return on Average Equity	5.86%	6.61%	4.88%	5.22%	6.88%
Return on Average Assets	0.31%	0.34%	0.25%	0.27%	0.35%
Equity to Average Asset	5.31%	5.45%	4.91%	5.05%	5.33%
Net Interest Margin	0.43%	0.46%	0.36%	0.38%	0.46%

The Federal Home Loan Bank of New York’s 2016 annual report on Form 10-K, as filed with the Securities and Exchange Commission, contains additional information about the FHLBNY’s financial performance. The report is available on the FHLBNY’s public website, www.fhlbny.com, under the “About Us” tab; select “Investor Relations,” and look under the right-hand column labeled “Financial Reports.” For a copy of the FHLBNY’s Form 10-K, please send a request to fhlbny@fhlbny.com.

AN FHLBNY BUSINESS UPDATE

FHLBNY MEMBERSHIP TREND

Membership has remained stable despite consolidation in the industry as we continually onboard new members.

2016 FHLBNY MEMBERSHIP COMPOSITION

The sustainability of membership is due to the diversity of institution types.

2016 NEW MEMBERS

Brunswick Bank and Trust Company

New Jersey

Caribe Federal Credit Union

Puerto Rico

Countryside Federal Credit Union

New York

Edge Federal Credit Union

New York

Industrial and Commercial Bank of China (USA) N.A

New York

National Federation of Community Development Credit Unions, Inc.

New York

Palisades Federal Credit Union

New York

St. Joseph’s Parish Buffalo Federal Credit Union

New York

AN FHLBNY BUSINESS UPDATE

BORROWINGS BY MEMBER TYPE & ADVANCES OUTSTANDING

The reliability of FHLBNY advances appeals to our diverse membership base.

FHLBNY DIVIDEND HISTORY

Our dividends have continued to remain strong, exceeding market reference rates.

Please note: Dividends as shown for each quarter were paid out in the following quarter. Although FHLBNY capital stock has been high-performing and has had a very competitive dividend rate for an extended period of time, the dividend rate is not guaranteed, and as such, it may fluctuate in the future.

“Our Federal Home Loan Bank of New York membership has always enhanced our ability to meet the needs of our customers and support our community. As these needs change over time and in different economic environments, it is the reliability of FHLBNY products and the consistent availability of FHLBNY liquidity that creates the true value of membership.

We know that the FHLBNY will always be there as a stable partner for us, and all of its members.”

THE VALUE OF MEMBERSHIP

JAMES W. FULMER

CHAIRMAN, THE BANK OF CASTILE

VICE CHAIRMAN, FHLBNY

At the end of 2016, the FHLBNY counted 328 local lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands as members of its cooperative. Ours is a diverse membership, spanning institutions of all shapes and sizes, from those that operate in the global arena to those which are centralized in a single town. But all are bound together by a common focus on supporting and strengthening the communities they serve. The FHLBNY proudly shares this focus with each and every one of our members, and offers various products and programs to support our members as they work to meet the needs of their customers and communities.

YOUR STRATEGIC PARTNER

FEATURED MEMBERS

AXA Equitable

Life Insurance Company

Institution Type: Insurance Headquarters: New York, NY Member Since: 2008

Affinity Federal Credit Union

Institution Type: Credit Union Headquarters: Basking Ridge, NJ Member Since: 2000

Caribe Federal Credit Union

Institution Type: Credit Union Headquarters: San Juan, PR Member Since: 2016

Insurance companies and credit unions are among the FHLBNY’s fastest-growing member types: the number of insurance company members in our cooperative has doubled since 2012, and our credit union members have increased by threefold over the past decade. Representatives from two such institutions – AXA Equitable Life Insurance Company and Affinity Federal Credit Union – spoke about the benefits their institutions realize from membership in the FHLBNY:

“AXA originally set up the line with FHLBNY for liquidity contingency purposes. Now we use advances to extend duration/fix mismatch and match fund assets using funding agreements to earn a spread.”

- Julia Zhang, Lead Director and Assistant Treasurer, AXA Equitable Life Insurance Company

“The FHLBNY is a valued partner in Affinity’s mission to improve the financial lives of our members and the communities we serve. The FHLBNY provides us with a dependable funding source, helping us provide affordable home loans to our members. Flexible borrowing terms can be tailored to our balance sheet management objectives, optimizing liquidity and maximizing capital creation for our members. Having access to FHLBNY funding has given Affinity the flexibility to grow its loan portfolios and serve our members’ borrowing needs at times when our deposit portfolios have not been growing as quickly. FHLBNY has helped Affinity achieve ambitious growth goals by providing a funding source that supplements our deposit growth. We’ve been able to launch new products and enter new markets knowing that we have a reliable funding source to back up our deposits.”

– Frank Madeira, Senior Vice President, Finance & Treasurer, Affinity Federal Credit Union.

THE VALUE OF MEMBERSHIP

A HISTORIC WELCOME TO THE COOPERATIVE

In 2016, Caribe Federal Credit Union, headquartered in San Juan, Puerto Rico, joined our cooperative, making it the FHLBNY’s first federally insured credit union member in Puerto Rico.

When asked how Caribe FCU planned on utilizing its FHLBNY membership to expand its lending footprint and support for small business and job growth in Puerto Rico, Jorge Vadell, General Manager of Caribe FCU, stated:

“FHLBNY membership provides a strong, reliable and additional liquidity source for various needs at Caribe FCU. The FHLBNY offers competitive borrowing rates which in turn can be passed on to our credit union programs. In addition, there are other business lines available to us such as the Community Lending Program, Affordable Housing Program and First Home Clubsm which can greatly help low- to moderate-income families in Puerto Rico that greatly need it. It was an honor to become the first federally insured credit union from Puerto Rico and join the existing group of members in the Caribbean region.”

THE VALUE OF MEMBERSHIP

Since 1999, the FHLBNY has offered the Mortgage Partnership Finance® (MPF®) Program as an alternate way for members to manage fixed-rate residential mortgage loan products efficiently. This partnership with our members combines our respective strengths to better manage inherent mortgage risks — the expertise of the local member, who understands their customers and their credit risks, and the FHLBNY’s expertise in handling interest rate risk.

A COMPETITIVE EDGE IN LENDING

FEATURED MEMBER Manasquan Bank Institution Type: Thrift Headquarters: Manasquan, NJ Member Since: 1950

In 2016, alone the FHLBNY funded just under $555 million through the MPF Program. Cumulatively since program inception, 130 members have enrolled in the MPF Program, and more than 38,000 residential mortgage loans — totaling more than $6.6 billion — have been sold. The performance of the MPF portfolio has been outstanding; of the $6.6 billion sold, our MPF portfolio has only experienced $2.7 million in losses, and total delinquencies were at 2.48 percent as compared to the national average for fixed-rate loans, which was 3.76 percent as of year-end 2016. Performance is a reflection of our members’ sound underwriting practices, making loans based on the borrower’s ability to repay them.

Robert A. Hart, Senior Vice President at member Manasquan Bank — a participating member since 2003 — shared his institution’s experience using the MPF Program:

“At Manasquan Bank, the MPF Program allowed us to become more competitive in our local marketplace. The higher loan limits offered allow us to provide better rate offerings than local competitors on high balance loans. With no loan level price adjustments or hidden market fees passed down to our borrowers, and since MPF pricing is the same for all sellers into the program no matter the volume of loans sold, it makes the program a win-win situation for us and our customers.

Manasquan has seen a 24 percent increase in annual loan originations from 2013 to 2016. Over that same period, MPF helped us increase the total dollar amount sold by 10 percent.

Earning additional income from our participation in the MPF Program has also provided value. As participants know, the MPF Program pays members for taking on the credit risk in the form of Credit Enhancement (CE) fees. Selling loans into MPF also requires the purchase of FHLBNY capital stock, which is seen as a benefit since MPF activity is accretive to our overall return. Manasquan has received more than $85,000 in CE fee income and more than $327,000 in dividends (total activity based stock, inclusive of MPF activity) for 2016 — a total estimate of more than $412,000 in additional income.

Joining the MPF Program gave Manasquan Bank access to the secondary market. MPF’s service levels are exceptional — similar to the service a customer expects when dealing with a local community bank, we are always able to reach an MPF representative for assistance. The FHLBNY is a committed partner, and we are committed to remain an MPF participant.”

NEW INITIATIVE: MAX EXCHANGE PILOT PROGRAM

To help our members improve their capacity to serve their markets, the FHLBNY has been developing a pilot program with the MAX Exchange — a multi-seller to multi-buyer exchange and clearing house for residential loans to enable our members to sell conforming and jumbo whole loan mortgages on an open exchange platform. Special thanks to our members participating in the pilot program to help us determine the potential value of offering the exchange platform across our membership.

If your institution is interested in participating in the pilot program, please contact a Calling Officer at (212) 441-6700 for more information.

MAX Exchange is a wholly-owned subsidiary of MAXEX, LLC, a financial services technology company that has developed business processes and a technology platform to connect participants in the secondary mortgage market. See www.maxex.com.

“MPF” and “Mortgage Partnership Finance” are registered trademarks of the Federal Home Loan Bank of Chicago.

MPF ACTIVITY

Total Amount of Residential Mortgage Loans Funded in 2016:

$554.7 MILLION

Total Amount of Residential Mortgage Loans Funded Since Program Inception:

$6.6 BILLION

Total Number of Residential Mortgage Loans Sold in 2016:

2,001

Total Number of Residential Mortgage Loans Sold Since Program Inception:

38,759

Total CE Fees

Received by Members

in 2016:

$2.4 MILLION

Total CE Fees Received by

Members Since Program Inception:

$23.3 BILLION

THE VALUE OF MEMBERSHIP

The FHLBNY’s Community Lending Program (CLP) provides members with an opportunity to gain access to a reliable source of funding at our lowest advance rates for projects that create housing, improve business districts and strengthen neighborhoods. These programs include the Community Investment Program (CIP), the Urban Development Advance (UDA) and the Rural Development Advance (RDA).

PRODUCTS TO STRENGTHEN OUR COMMUNITIES

FEATURED MEMBER Five Star Bank Institution Type: Commercial Bank Headquarters: Warsaw, NY Member Since: 1996

In 2016, the FHLBNY approved more than $2.5 billion in CLP applications, and funded just under $2 billion in advances. CLP advances are powerful products to support our members’ efforts to revitalize communities and to benefit those in need of vital funding throughout our district. Kevin B. Klotzbach, Chief Financial Officer of Five Star Bank, a member serving Western and Central New York, discussed the value of utilizing CLP funding at his institution:

“Five Star Bank’s participation in the CLP has allowed us to support numerous development projects throughout our footprint. It has enabled us to assist a wide array of business types and sizes, primarily through the UDA. This past summer, our institution utilized the program to help a manufacturing company expand its operations plant. As a result of the completed expansion, the company is meeting the growing demand for its products, and the community benefitted as well with the creation of nearly one hundred new jobs.

CLP PERFORMANCE STATISTICS

(PROGRAM USAGE IN 2016)

Applications Approved

$2,526,455,000

Advances Funded:

$1,932,789,547

CLP PERFORMANCE STATISTICS

(PROGRAM TOTALS AS OF 12/31/16)

Applications Approved

$11,435,394,309

Advances Funded

$10,167,575,851

We are currently reviewing the use of CLP funding for costs associated with our expansion into downtown Rochester and downtown Buffalo. Recently we opened branches in both cities and are in the process of moving our regional operations center into downtown Rochester. CLP funding will allow us to reduce costs associated with the branch and office building improvements, all of which are helping to stimulate the economies in these urban areas. Five Star Bank has been able to save more than $100,000 in costs-to-date as a result of the discounted funding rate on UDA advances, enabling us to save in both branch and office building improvements.

The lower advance rates on CLP funding has helped Five Star Bank offer lending programs to benefit small business and commercial customers throughout our footprint. Included in this program for the full year 2016 was more than $5 million in SBA loans and more than $31 million in commercial mortgages. The loans in this program help customers and communities by creating jobs and allowing borrowers to grow their businesses by rehabbing or refinancing existing locations, purchasing or constructing new locations, or expanding existing sites.

THE VALUE OF MEMBERSHIP

In 2016, Five Star Bank was the lead in a three-bank partnership that provided the financing for an expansion of a downtown Rochester Charter School. The expansion project was completed and doors opened in September of 2016. The 30,000 square foot addition includes music and art classrooms, a nurse’s office and a two-story gymnasium. The expansion created the instructional space needed to house two additional grades at the school, and provides additional parking and outdoor play areas. The borrower was a grassroots, community-based, not-for-profit organization formed to recruit, launch and support high-quality public charter schools in the City of Rochester.

FHLBNY programs have provided a myriad of positive opportunities for Five Star Bank and our customers. We very much look forward to expanding this relationship in the future.”

ELIGIBLE USES OF CIP, UDA & RDA FUNDS

Commercial/Economic Development

•       Equipment Purchase for Small Business Expansion

•       Debt Refinancing for Small Businesses

•       Debt Consolidation for Small Businesses

•       Handicapped-Accessible Vans

•       Fire Stations and Trucks

•       Grocery Stores

•       Retail Stores

•       Educational Facilities

•       Healthcare Facilities

•       Office Buildings

•       Daycare Centers

•       Origination of single-family mortgages

Housing

•       Refinancing of single-family mortgages

•       Financing of housing projects:

•       Property acquisition

•       Construction

•       Permanent financing

•       Re-financing

•       Renovation/Rehabilitation

•       Home Improvement

Members may submit CIP, UDA and RDA applications on a project-specific basis or on a program-specific basis, which allows members to fund multiple projects with one application. A total limit of the greater of $100 million or five percent of outstanding advances (as of 12/31 of the previous year) per member institution is in effect for both program-specific and project-specific applications. Exceptions for CLP funding in excess of the established CLP limit are considered on a case-by-case basis.

In 2015, Hidelki – a mother of two young children – was renting a two-bedroom apartment that was not big enough for her young family. Today, she is a homeowner, thanks, in part, to a $7,500 First Home Clubsm (FHC) program grant. Hidelki and her children are one of nearly 13,000 households who have utilized the FHC on their path to homeownership since the program’s inception in 1995. In 2016, the FHC helped create 1,693 new homeowners through its grant funding, which totaled over $14 million for the year.

TOOLS TO EXPAND HOMEOWNERSHIP

FEATURED MEMBERS

Oritani Bank

Institution Type: Thrift

Headquarters: Township of Washington, NJ

Member Since: 1934

M&T Bank

Institution Type: Commercial Bank Headquarters: Buffalo, NY

Member Since: 1993

Through the FHC, a non-competitive set-aside program which encourages low- and moderate-income households to plan and save for the purchase of their first home, the FHLBNY provides four dollars in grants for each dollar that eligible participants save in a dedicated savings account at a participating member institution. Hidelki chose FHLBNY member Oritani Bank for her enrollment in the program. She said that the bank’s friendly staff was helpful in guiding her through the program and educating her on mortgage financing. Oritani Bank has helped 16 households complete the program and move into new homes, and is currently working with more than 100 soon-to-be homeowners enrolled in the program. The opportunity that assistance provided to Hidelki is immeasurable. Hidelki closed on her new home in July 2016, and when asked what that meant to her, she said, “It’s everything to me.”

“The First Home Club program has given us an opportunity to offer assistance to potential first-time homebuyers who, without programs like this, could never afford a home. The FHC has also forged relations with realtors in our community – they have referred numerous clients to us from home ownership workshops.”

– John Krantz, Vice President of Residential Lending, Oritani Bank

FHC PERFORMANCE STATISTICS (PROGRAM USAGE IN 2016) Households Enrolled 3,288 Closings 1,693 Subsidies Funded $14,445,950	FHC PERFORMANCE STATISTICS (PROGRAM TOTALS AS OF 12/31/16) Households Enrolled 38,483 Closings 12,756 Subsidies Funded $91,818,600

The Affordable Housing Program (AHP) is another tool the FHLBNY offers its members to enhance their ability to meet the needs of their communities. In 2016, the FHLBNY awarded $34.5 million in AHP grants to help fund 42 affordable housing initiatives, which created or preserved more than 3,300 affordable homes.

Each year, the FHLBNY sets aside 10 percent of its earnings to support the creation and preservation of affordable housing through AHP grants. These funds are awarded to members who submit applications on behalf of project sponsors.

THE VALUE OF MEMBERSHIP

In 2016, M&T Bank was recognized with the FHLBNY’s Community Pillar Award for its ongoing dedication to supporting the community and creating affordable housing opportunities. This dedication to the community is shared by all the FHLBNY’s members, and the AHP program works because it supports the strong partnerships that exist between these members, locally focused community organizations, dedicated developers and elected officials at the city, state and federal levels, all working together to build affordable housing for all in need.

“M&T Bank’s active participation with the AHP allows us to play an active role with the most forward-thinking affordable and special needs housing projects in our diverse communities. AHP has further allowed us to nurture strategic partnerships with both for- and non-profit housing developers. This recipe is a key ingredient to the bank’s overall successful CRA programming. Commercial real estate customers have come to rely on M&T for consistent and reliable participation in AHP – funds pair perfectly with M&T Bank construction financing.”

– Kate Bukowski, Vice President, M&T Bank

AHP PERFORMANCE STATISTICS

(PROGRAM USAGE IN 2016)

Projects Approved

42

Units Created

3,362

Subsidies Approved

$34,463,510

AHP PERFORMANCE STATISTICS

(PROGRAM TOTALS AS OF 12/31/16)

Projects Approved

1,481

Units Created

67,437

Subsidies Approved

$544,751,679

AFFORDABLE HOUSING ADVISORY COUNCIL

CHAIR

Melody Federico

Chief Real Estate Officer | NewBridge Services, Inc. Pequannock, New Jersey

VICE CHAIR

Carrie Michel-Wynne

Director of Housing | YWCA of Rochester & Monroe County, Rochester, New York

Robert Di Vincent Executive Director | West New York Housing Authority West New York, New Jersey Tyrone Garrett Executive Director | Long Branch Housing Authority Long Branch, New Jersey	Faith Moore Executive Director | Orange County Rural Development Advisory Council, Walden, New York Maria G. Rodriguez-Collazo Director of Housing Programs | PathStone Corporation Walden, New York

Staci A. Berger

President and CEO | The Housing and Community Development Network of NJ, Trenton, New Jersey

James Britz

Senior Vice President | Long Island Housing Partnership, Inc., Hauppauge, New York

Susan Cotner

Executive Director | Affordable Housing Partnership & Albany Community Land Trust, Albany, New York

Daniel Kelly

President | Community Quest, Egg Harbor Township, New Jersey

Daniel Martin

Chief Executive Officer | Housing Partnership Development Corp., New York, New York

Colin McKnight

Deputy Director | New York State Rural Housing Coalition Albany, New York

Wayne T. Meyer

President | New Jersey Community Capital New Brunswick, New Jersey

David A. Rowe Executive Vice President | CAMBA Housing Ventures Brooklyn, New York
Note: This list reflects the FHLBNY’s Affordable Housing Advisory Council as of December 31, 2016.

BOARD OF DIRECTORS

STANDING LEFT TO RIGHT

Larry E. Thompson *

Vice Chairman & General Counsel | The Depository Trust & Clearing Corporation (DTCC), New York, New York

Anne Evans Estabrook *#

Chairman | Elberon Development Co., Elizabeth, New Jersey

Monte N. Redman +

President & CEO | Astoria Bank, Lake Success, New York

David J. Nasca +

President & CEO | Evans Bank, N.A., Hamburg, New York

Thomas L. Hoy +

Chairman | Glens Falls National Bank & Trust Company, Glens Falls, New York

Christopher P. Martin +

Chairman, President & CEO | The Provident Bank, Jersey City, New Jersey

C. Cathleen Raffaeli *

CEO & Managing Director | Hamilton Management Company, New York, New York

Rev. DeForest B. Soaries, Jr. *

Senior Pastor | First Baptist Church of Lincoln Gardens, Somerset, New Jersey

Kenneth J. Mahon +

President & CEO | Dime Community Bank, Brooklyn, New York

SEATED, LEFT TO RIGHT

John R. Buran +

President & CEO | Flushing Bank, Uniondale, New York

* INDEPENDENT DIRECTOR

# PUBLIC INTEREST DIRECTOR

+ MEMBER DIRECTOR

Note: This list reflects the FHLBNY’s Board of Directors as of January 1, 2017. Independent Director Caren S. Franzini passed away on January 25, 2017.

Carlos J. Vázquez +

Senior Executive Vice President | Banco Popular de Puerto Rico, San Juan, Puerto Rico

Kevin Cummings +

President & CEO | Investors Bank, Short Hills, New Jersey

Gerald H. Lipkin +

Chairman & CEO | Valley National Bank, Wayne, New Jersey

Richard S. Mroz *

President | New Jersey Board of Public Utilities, Trenton, New Jersey

Jay M. Ford +

President & CEO | Crest Savings Bank, Wildwood, New Jersey

James W. Fulmer - Vice Chairman +

Chairman | The Bank of Castile, Castile, New York

Michael M. Horn - Chairman *

Partner | McCarter & English, LLP, Newark, New Jersey

Rev. Edwin C. Reed *#

Founder & CEO | GGT Development, LLC, Jamaica Estates, New York

STANDING BACK, LEFT TO RIGHT

Eric Amig

Senior Vice President & Head of Bank Relations

Stephen Angelo

Senior Vice President & Chief Audit Officer

Edwin Artuz

Senior Vice President, Head of Corporate Services & Director of the Office of Minority and Women Inclusion

STANDING FRONT, LEFT TO RIGHT

Jonathan West

Senior Vice President & Chief Legal Officer

José R. González

President & Chief Executive Officer

Kevin Neylan

Senior Vice President & Chief Financial Officer

EXECUTIVE LEADERSHIP

Melody Feinberg

Senior Vice President & Acting Chief Risk Officer

Adam Goldstein

Senior Vice President & Chief Business Officer

Bob Fusco

Senior Vice President, Chief Information Officer & Head of Enterprise Services

Phil Scott

Senior Vice President & Chief Capital Markets Officer

Paul Héroux

Senior Vice President, Chief Bank Operations Officer & Community Investment Officer

FHLBNY LEADERSHIP

FHLBNY OFFICERS

José R. González

President & CEO

SENIOR VICE PRESIDENTS

Eric Amig

Head of Bank Relations

Stephen Angelo

Chief Audit Officer

Edwin Artuz

Head of Corporate Services & Director of the Office of Minority & Women Inclusion

Steve Christatos

Director, Compliance

Melody Feinberg

Acting Chief Risk Officer

Bob Fusco

Chief Information Officer & Head of Enterprise Services

Adam Goldstein

Chief Business Officer

Paul Héroux

Chief Bank Operations Officer & Community Investment Officer

Kevin Neylan

Chief Financial Officer

Philip Scott

Chief Capital Markets Officer

Jonathan West

Chief Legal Officer

VICE PRESIDENTS

Backer Ali

Controller

Dennis Bennett

Model Risk Manager

Sean Borde

Director, Project Management Office

James Boyle

Senior Manager, Operations Risk

John Brandon

Senior Manager, Business Research & Development

Kenneth Brothers

Director, Information Security Office

Vikram Dongre

Director, Trading

Brian Finnegan

Corporate Secretary

Paul Friend

General Counsel

Bryan Gallagher

Director, Collateral Analytical Services

Rodger Hicks

Director, Technical Services

Susan Isquith

Director, Credit Risk Management

Muriel Brunken

Senior Manager, Acquired Member Assets

Judy Chiu

Senior Manager, Derivatives Accounting & Operations Officer

Mark Dankenbrink

Senior Manager, Financial Audits

Bernard DeSiena

Director, Business Technology

Michael Desiderio

Director, Member Services Desk

Maureen Kalena

Calling Officer

Claudia Kim

3Director, Management Reporting

Eugene Khesin

Senior Trader/Portfolio Officer

Phillip Mack

Manager, Credit & Collateral Risk Analytics

Gregory Marposon

Director, Financial Risk Management

FHLBNY LEADERSHIP

Walter Moran

Director, Facilities Services

Alfred O’Connell

Calling Officer

Deborah Palladino

Director, Collateral & Affordable Housing Services

Diahann Rothstein

Director, Investment & Portfolio Management

Edward Samson

Senior Manager, Reporting

Thomas Settino

Director, Sales

Rei Shinozuka

Director, Asset Liability Modeling & Strategy

Candice Soldano

Director, Marketing & Corporate Events

Louis Solimine

Director, Funding and Derivatives/Treasurer

Alexies Sornoza

Calling Officer

Mildred Tse-Gonzalez

Director, Human Resources

Michael Volpe

Director, Bank Operations

Kimberly Whitenack

Senior Manager, Financial Risk Management

ASSISTANT VICE PRESIDENTS

Jessey Abraham

Senior Manager, Compliance

Mary Alvarez

Residential Loan Review Officer

Beth Bentley

Program Administration Officer

Devika Bharrat

Financial Audit Officer

Erika Buglione

Senior Manager, Quality Assurance

Christine Campbell

Manager, Electronic Payments

Joseph Garofalo

Risk Management Audit Manager

Sekar Gopinathan

Senior Manager, Application Services

Christina Levatino

Senior Manager, Information Technology Audit

Anthony Merli

Credit/Capital Market Audit Manager

Ching Ngai

Manager, Financial Reporting

Bruce Petersel

Accounting Policy Officer

Frederick Puorro

Senior Credit Risk Officer

Michael Schoffelen

MPF Business Manager

Eric Shumsky

Senior Manager, Systems & Support Services

Eric Suber

Senior Manager, Database Services

John Gurrieri

Senior Manager, Collateral, Custody & Pledging Services

Mimi Hur

Financial/Operational Audit Manager

Jason Kannenberg

Senior Manager, Network Storage & Security Services

Ahmet Kargi

Senior Manager, Systems & Operations Services

Kenneth T. Knight

Commercial Loan Review Officer

Shu-Yam Ip

Lead Network & Storage Engineer Officer

Angel Santos

Calling Officer

Anthony Scalzo

Custody & Pledging Services Officer

Alberto Suarez

Risk Reporting Manager

Tisa Surat

Manager, Collateral Initiatives and Support

Catherine Sze

Senior Manager, Management Reporting

Benjamin Tan

Assistant Treasurer

Brian Wiedl

Senior Manager, Records & Continuity Services

Kristen Lalama Senior Credit Risk Officer
Note: This list reflects FHLBNY officers as of December 31, 2016.

Habitat
for Humanity
201-457-1020
habitatbergen.org

FHLBNY EMPLOYEES' COMMUNITY OUTREACH

In 2016 we continued the "Let's Give Back" theme for all employee events. Employees took on leadership roles and joined together to volunteer their time, money and hard work to benefit a broad range of community services and programs across our District.

Their collaborative efforts reflect our employees' heartfelt dedication and focus to our mission, not to mention the hundreds of individuals served.

The funds raised from FHLBNY employee events are in addition to the charitable contribution funds and grants the FHLBNY provides to support communities and member initiatives throughout the year.

FEDERAL HOME LOAN BANK OF NEW YORK

101 PARK AVENUE, NEW YORK, NY 10178-0599

212.681.6000 • WWW.FHLBNY.COM